Exhibit 16.1

August 9, 2007

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Icon Development Inc’s statements included under Item 4.01 of its Form 8-K filed on August 9, 2007, and we agree with such statements concerning our firm.

Sincerely,

/s/ Jewett, Schwartz, Wolfe & Associates

Jewett, Schwartz, Wolfe & Associates